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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the WebMD registration statement on Form S-1 of our report dated March 6, 1998, except for Notes 8 and 9, for which the date is January 18, 1999, on our audits of the financial statements of Direct Medical Knowledge, Inc. as of December 31, 1997 and for the year then ended and for the period from May 24, 1995 (date of incorporation) to December 31, 1997. The financial statements of Direct Medical Knowledge, Inc. for the period from May 24, 1995 (date of incorporation) to December 31, 1996 were audited by other auditors, and our report relies on the report of these other auditors insofar as it relates to this period. Our report contains an explanatory paragraph about Direct Medical Knowledge, Inc.'s recurring losses and negative cash flows from operations which raise substantial doubt about Direct Medical Knowledge, Inc.'s ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP

San Francisco, California
January 27, 1999